Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-202277), Form S-4 (No. 333-208355) and Form S-8 (Nos. 333-131244, 333-197208 and 333-200597) of Ameris Bancorp (the “Company”) of our report dated March 14, 2014, relating to our audit of the 2013 consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia

February 29, 2016